Exhibit 4.1

016570| 003590|127C|RESTRICTED||4|057-423

COMMON STOCK

100,000,000 Authorized Shares
$0.001 Par Value

Certificate Number
ZQ 000000

Teton Energy Corporation

COMMON STOCK

THIS CERTIFICATE IS TRANSFERABLE IN CANTON, MA AND JERSEY CITY, NJ

Shares
600620****
600620**
****600620****
*****600620***
******600620**

TETON ENERGY CORPORATION

INCORPORATED UNDER THE LAWS OF THE STATE OF DELAWARE

CUSIP 881628 10 1

SEE REVERSE FOR CERTAIN DEFINITIONS

THIS CERTIFIES THAT MR. SAMPLE & MRS. SAMPLE & MR. SAMPLE & MRS. SAMPLE

is the owner of * * * SIX HUNDRED THOUSAND SIX HUNDRED AND TWENTY* * *

FULLY PAID AND NON-ASSESSABLE SHARES OF $0.001 PAR VALUE THE COMMON STOCK OF

Teton Energy Corporation, transferable only on the books of the Company in person or by duly authorized attorney upon surrender of this Certificate properly endorsed. This Certificate is not valid unless countersigned by the Transfer Agent and Registrar.

In Witness Whereof, the said Company has caused this Certificate to be executed by the facsimile signatures of its duly authorized officers and to be sealed with the facsimile seal of the Company.

President

Secretary

TETON ENERGY CORPORATION CORPORATE SEAL 1998 DELAWARE

DATED <<Month Day, Year>>

COUNTERSIGNED AND REGISTERED:
COMPUTERSHARE TRUST COMPANY, N.A.
TRANSFER AGENT AND REGISTRAR,

By ______________________________
AUTHORIZED SIGNATURE

Teton Energy Corporation

PO BOX 43004, Providence, RI 02940-3004

MR A SAMPLE
DESIGNATION (IF ANY)
ADD 1
ADD 2
ADD 3
ADD 4

CUSIP	XXXXXX XX X
Holder ID	XXXXXXXXXX
Insurance Value	1,000,000.00
Number of Shares	123456
DTC	12345678 123456789012345

Certificate Numbers	Num/No.	Denom.	Total
1234567890/1234567890	1	1	1
1234567890/1234567890	2	2	2
1234567890/1234567890	3	3	3
1234567890/1234567890	4	4	4
1234567890/1234567890	5	5	5
1234567890/1234567890	6	6	6
Total Transaction			7

TETON ENERGY CORPORATION
The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:
TEN COM — as tenants in common UNIF GIFT MIN ACT- . . . . . . . . . .Custodian . . . . . . . . . . . . . . .
TEN ENT — as tenants by the entireties under Uniform Gifts to Minors Act . . . . . . . . . . . . .
JT TEN — as joint tenants with right of survivorship UNIF TRF MIN ACT and not as tenants in common (Cust) (Minor). . . . . . . . . . . . . . .Custodian (until age. . . ). . . . . . . . . . under Uniform Transfers to Minors Act. . . . . . . . . . (State)
Additional abbreviations may also be used though not in the above list.
For value received, ___hereby sell, assign and transfer unto ___ ___ ___
___Shares
___Attorney
Dated: ___20___
Signature: ___
Signature: ___
Notice: The signature to this assignment must correspond with the name as written upon the face of the certificate, in every particular, without alteration or enlargement, or any change whatever. (Cust) (Minor) (State)
PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER OF ASSIGNEE
(PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS, INCLUDING POSTAL ZIP CODE, OF ASSIGNEE)
of the common stock represented by the within Certificate, and do hereby irrevocably constitute and appoint to transfer the said stock on the books of the within-named Corporation with full power of substitution in the premises. . TETON ENERGY CORPORATION
Signature(s) Guaranteed: Medallion Guarantee Stamp
THE SIGNATURE(S) SHOULD BE GUARANTEED BY AN ELIGIBLE GUARANTOR INSTITUTION (Banks, Stockbrokers, Savings and Loan Associations and Credit Unions) WITH MEMBERSHIP IN AN APPROVED SIGNATURE GUARANTEE MEDALLION PROGRAM, PURSUANT TO S.E.C. RULE 17Ad-15.